Exhibit 99.9

IMS HEALTH HOLDINGS, INC.

83 WOOSTER HEIGHTS ROAD

DANBURY, CT 06810

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E12523-TBD	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

IMS HEALTH HOLDINGS, INC.

The IMS Health Holdings, Inc. Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.	To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of May 3, 2016, by and between IMS Health Holdings, Inc. (“IMS Health”) and Quintiles Transnational Holdings, Inc. (“Quintiles”).*	☐	☐	☐

2.	To consider and vote on the proposal to approve the elimination of the supermajority voting requirement to amend certain provisions of the Delaware certificate of incorporation.*	☐	☐	☐

3.	To consider and vote on the proposal to approve, on an advisory (nonbinding) basis, specific compensatory arrangements between IMS Health and its named executive officers relating to the merger with Quintiles.	☐	☐	☐

4.	To consider and vote on the proposal to adjourn the Quintiles special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals.	☐	☐	☐

*  Proposals 1 and 2 are cross-conditioned on the approval by IMS Health stockholders of both such proposals.

Each of Proposals 1 and 2 will not be deemed approved unless the other is approved.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The notice of meeting and joint proxy statement/prospectus are available at [TBD].

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY

IN THE ENCLOSED ENVELOPE.

ADMISSION TICKET

Bring this ticket and photo ID with you if you plan on attending the meeting.

Please check the meeting materials for any special requirements for meeting attendance.

E12524-TBD

IMS HEALTH HOLDINGS, INC.

Special Meeting of Stockholders

[TBD]

This proxy is solicited by the Board of Directors

The stockholders hereby appoint Ari Bousbib, Ronald E. Bruehlman and Harvey A. Ashman, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of IMS HEALTH HOLDINGS, INC. that the stockholders are entitled to vote at the Special Meeting of Stockholders to be held at [TBD] on [TBD], at [TBD], and any adjournment or postponement thereof.

On matters for which you do not specify a choice, the shares will be voted in accordance with the recommendation of the Board of Directors.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1-4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side